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                                                                Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT


UpRight, Inc., a California corporation.

Horizon High Reach, Inc., a Delaware corporation.

UpRight Foreign Sales Corporation, a U.S. Virgin Islands corporation.